UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 2, 2007
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 2, 2007, the Compensation and Leadership Committee of the Board of Directors of Motorola, Inc. approved an amended and restated employment agreement between Motorola, Inc. (“Motorola” or “Company”) and Thomas J. Meredith (“Mr. Meredith”), the Company’s Acting Chief Financial Officer and Executive Vice President (referred to herein as the “Agreement”) with respect to Mr. Meredith’s continuing interim tenure with the Company. Mr. Meredith is also a member of the Company’s Board of Directors (“Board”). Mr. Meredith and the Company entered into the Agreement on October 4, 2007. The Agreement replaces the Company’s previously disclosed employment agreement with Mr. Meredith. Set forth below is a summary of the key terms of the Agreement.
     Mr. Meredith’s interim tenure as Acting Chief Financial Officer and Executive Vice President of the Company is extended on a month-to-month basis through not later than April 1, 2008. Further, if Motorola appoints a Chief Financial Officer of the Company before April 1, 2008, the Employment Period (as defined in the Agreement) automatically ends on the earlier of (a) 30 days after that individual’s start date, or (b) April 1, 2008.
     Beginning October 1, 2007, the Company will pay Mr. Meredith a gross monthly base salary of $75,000 in a lump sum on the last business day of each month of the Employment Period that he remains employed as Acting Chief Financial Officer, with a pro rata payment if the Employment Period ends prior to the last business day of the month. The Company will also make equity grants to Mr. Meredith on the last business day of each month of the Employment Period. If the Employment Period ends before April 1, 2008, the last equity grants will be made on the last business day of the month in which a new Chief Financial Officer commences service. Each monthly equity grant will have a value of $500,000, allocated as follows:
•	60% of the value will be granted in the form of restricted stock units (“RSUs”), one half of which will vest on the thirty month anniversary of the date of grant and the second half of which will vest on the sixty month anniversary of the date of grant; and

•	40% of the value will be granted in the form of stock options (with the number of options based on a Black-Scholes option value), which options shall vest in four equal installments on the first four one year anniversaries of the date of grant and shall have a ten-year term.
Mr. Meredith will continue to vest in the equity awards after termination of the Employment Period while he continues to serve on the Company’s Board of Directors. If Mr. Meredith is removed from the Board or is not renominated to the Board for any reason (other than for cause or due to his voluntary resignation), then all outstanding awards will fully vest and all options will be exercisable for their full term.
     The preceding summary of the Agreement and the future equity grants is qualified in its entirety by reference to the full text of the Agreement and the forms of award agreements filed with this report as Exhibit 10.39 and Exhibits 1 and 2 to Exhibit 10.39, respectively, and incorporated herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following is filed as an Exhibit to this Report.

Exhibit
Number	Description
10.39	Amended and Restated Employment between Thomas J. Meredith and Motorola, Inc. dated October 4, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Dated: October 4, 2007	By:	/s/ Ruth A. Fattori
Ruth A. Fattori
Executive Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Document

10.39	Amended and Restated Employment between Thomas J. Meredith and Motorola, Inc. dated October 4, 2007.